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                                                               EXHIBIT 99.1


                                REVOCABLE PROXY

                           HAYWOOD BANCSHARES, INC.
          This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints C. Jeff Reece, Jr. and Philip S. Dooly as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all of the shares of common stock of Haywood Bancshares, Inc. ("Haywood"), par value $1.00 per share, held of record by the undersigned on November 5, 1999, at the special meeting of Haywood shareholders to be held at 2:00 p.m., local time, on December 16, 1999, at the main office of Haywood located at 370 North Main Street, Waynesville, North Carolina.

   1. PROPOSAL TO: Approve the Agreement and Plan of Merger, dated as of August 5, 1999, and amended as of October 15, 1999 (the "Merger Agreement"), by and among Haywood, Century South Banks, Inc. ("CSBI"), and HBI Acquisition Corp. ("HBI") pursuant to which, among other matters, (a) Haywood will merge with and into HBI, becoming a wholly-owned subsidiary of CSBI; and (b) shares of Haywood common stock will be converted into the right to receive either shares of CSBI common stock, cash or a combination of stock and cash as described in the Proxy Statement/Prospectus dated November 12, 1999.

         [_] FOR                 [_] AGAINST         [_] ABSTAIN

   2. In their discretion, to vote upon such other business as may properly come before the special meeting including, among other things, a motion to adjourn or postpone the Haywood special meeting to another time for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against the Merger Agreement will be voted in favor of any adjournment or postponement of the special meeting.

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                            FOLD AND DETACH HERE
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as the name appears below. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If shares are held by a corporation, an authorized corporate officer should sign in full corporate name. If shares are held by a partnership, an authorized person should sign in partnership name.

                                            DATED: ______________________, 1999

                                            ___________________________________
                                            Signature

                                            ___________________________________
                                            Signature if held jointly